Exhibit 99.1

SwissINSO Issues Chairman's Letter to Shareholders

LAUSANNE, Switzerland, December 10, 2012 /PRNewswire/ --

SwissINSO Holding Inc. (OTCBB:SWHN), a pioneer in the development and application of new solar technologies and products targeted at enhancing the aesthetics and overall efficiency of Building Integrated Photovoltaic and Thermal solar energy solutions, today issued a Letter to Shareholders from its Chairman & CEO, Rafic Hanbali, reviewing the progress of its operations and outlook for 2013.

The following letter will be posted on the company's website.

Dear Shareholders:

Let me start by introducing myself. My academic training was as a physicist. However, very early on in my career, I developed an aptitude for identifying potential business opportunities and exploited these by building a number of successful companies, several of which were technology-based.

When I was first introduced to SwissINSO in late 2011, I saw tremendous potential in the company's technology and how my background as a physicist, investor and entrepreneur could be leveraged to bring this technology to market. I subsequently became Chairman and CEO in order to execute this strategy.

The objectives for success were clear to me -- transition our KLYMAA™ technology from the lab, scale up and validate this technology through a series of industrial production runs, and produce a range of aesthetic and efficient photovoltaic and thermal solar panels and tiles in various colors using our patented KLYMAA glass technology.

The year 2012 has been an eventful one, with significant progress and necessary changes. Our objectives are clear and our strategy defined. We are now well-positioned to launch KLYMAA in January 2013 and, with your continued support, to build a profitable business for our investors and employees.

Strategic Realignment

In 2012, the Board took several strategic decisions regarding its two product lines -- KRYSTALL™ and KLYMAA™.

KRYSTALL

In order to focus on our unique KLYMAA technology and avoid potential confusion in the market caused by selling two distinctly diverse product lines, the Board decided to carve out the KRYSTALL solar-powered water purification business into a completely separate business unit with its own resources and management structure.

KLYMAA

Following the carve-out of KRYSTALL, we focused all our resources and efforts on accelerating product development of our breakthrough KLYMAA nanotechnology color-coated glass used in the production of photovoltaic and thermal solar panels and roof tiles, since this product had the potential to generate the most significant revenues for the company.

The ability to combine color and aesthetics into solar-panel production is a significant paradigm shift in an industry dominated by black and blue panels, and will provide SwissINSO with a significant competitive advantage in a market flooded with companies that have little or no product differentiation.

Our range of colored KLYMAA panels will remove the barriers that have existed to installing solar panels on building facades, and will create a new architectural freedom and an acceptance to cover a greater surface of a building, thereby maximizing the amount of solar energy that can be generated. This energy can be used to power air-cooling, heating or hot water systems.

The technical process utilized in the production of KLYMAA improves the surface texture of the glass, thus limiting considerably the ability of dirt and dust to accumulate on the panels and reduce efficiency. Embedding of logos and patterns on the glass surface of the panels is also possible.

Product Industrialization

During 2012, the company embarked on a series of ambitious initiatives that presented many challenges but resulted in many successes.

One such success was the industrialization of our KLYMAA technology that, at the close of 2011, was only in late-stage development in the EPFL laboratories. Having transitioned the technology from the lab, we then produced a range of photovoltaic and thermal panels using several colors of KLYMAA glass to validate the scale up of this technology in a manufacturing environment. The results of this work met all our expectations.

A number of buildings are already scheduled to have SwissINSO KLYMAA panels installed. The first such project is scheduled for early 2013.

Product Launch:

In January 2013, SwissINSO will launch its range of KLYMAA products through a series of press announcements and road-shows. This launch will be supported by a new interactive website which better addresses the needs of our client base i.e., architects, property owners, industrialists and BIPV/T companies (integrators of photovoltaic and thermal solar panels and tiles).

As I write, we are producing several hundred square meters of glass in four different colors that will be incorporated into a range of solar panels and roof tiles for our product launch inventories.
Later in the year, we will exhibit our full product range at several leading international industry trade shows.

Solar Energy Laboratory (LESO) at EPFL

Recognizing the importance of an on-going product development pipeline, we continue to strengthen our relationship with the Ecole Polytechnique Federale de Lausanne (EPFL) and have increased our investment in the area of product development.

We have also defined our collaboration with the EPFL for 2013 and will focus on product testing, integration and certification, new product and process development.

In addition, we have reached an agreement with the EPFL to hire as the Head of SwissINSO R&D the scientist who undertook the initial research on KLYMAA, produced the complex nanotechnology sputtering formulas and was instrumental in the design and application of our products.

Intellectual Property:

Two robust patents have been filed by the EPFL on behalf of SwissINSO covering our KLYMAA technology, with more patent filings scheduled in 2013.

Business Development:

While our primary focus during 2012 has been on technology validation and product industrialization, we have presented our range of KLYMAA products to several groups of architects, homeowners and industrialists. The response received has been overwhelmingly positive. There is no doubt that KLYMAA will have a significant impact on the market when we launch the product in 2013 and, while priced as a premium product, we expect rapid take off and growth in revenues.

In addition, we have met with a number of leading companies involved in the production of solar glass and solar panels to assess their potential interest in our products. The results have also been extremely positive and we are currently in advanced stages of discussion with them regarding potential joint ventures and business alliances.

Investor Confidence and Future Funding:

Over the past year, we have also spent considerable time rebuilding investor confidence and raising sufficient funds to undertake the activities listed in this Letter. This funding has enabled us to validate and industrialize our KLYMAA technology and produce our product launch inventories.

In this respect, I am extremely grateful to our leading investors who, having seen the progress we made over the past year, agreed to participate in funding our product launch activities.

In addition to this support on the financing front, these investors also agreed to convert $4,500,000 in debt and accrued interest to equity, resulting in a healthier balance sheet and improved investment proposition to new investors.

In Summary:

Considerable progress has been made during 2012, and 2013 will most certainly be an exciting chapter in the growth of SwissINSO. Our momentum will not stop and we shall bring you a series of exciting new press releases as we continue gaining business traction, showing and promoting our products installed on buildings, and entering into a series of strategic partnerships.

I would like to take this opportunity to thank you all for your continued support in the period ahead.

Rafic Hanbali
Chairman & CEO
http://www.SwissINSO.com

"Safe Harbor" Statement:

A number of statements contained in this press release are forward-looking, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties, including our ability to raise capital when needed and on acceptable terms and conditions, the intensity of competition, and general economic factors. The actual results SwissINSO Holding Inc. may achieve could differ materially from any forward-looking statements due to such risks and uncertainties. SwissINSO Holding Inc. encourages the public to read the information provided here in conjunction with its most recent filings, which can be viewed at: http://www.sec.gov.

http://www.SwissINSO.com
Source: SwissINSO Holding Inc.